                                                                    Exhibit 23.1



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333- _______) pertaining to the Stock Option Agreement with a Key Executive and the 1997 Stock Option Plan of Viragen (Europe) Ltd. and to the incorporation by reference therein of our report dated September 17, 1999, with respect to the consolidated financial statements of Viragen (Europe) Ltd. included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP

Miami, Florida
March 14, 2000